As filed with the Securities and Exchange Commission on October 14, 1996.


                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                         Meritage Hospitality Group Inc.
     ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Michigan                            38-2730460
  ------------------------------------------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                        40 Pearl Street, N.W., Suite 900
                          Grand Rapids, Michigan 49503
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                    (Address of principal executive offices)


If this Form relates to the                     If this Form relates to the
registration of a class of                      registration of a class of
debt securities and is effec                    debt securities and is to be
tive upon filing pursuant to                    come effective simultaneously
General Instruction A(c)(1)                     with the effectiveness of a
please check the following                      concurrent registration state-
box. [ ]                                        ment under the Securities Act
                                                of 1933 pursuant to General
                                                Instruction A(c)(2) please
                                                check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on
                                                which each class is to be
                                                registered

Common Shares, Par Value $0.01
Per Share                                       Chicago Stock Exchange
-------------------------------------           ---------------------------


Securities to be registered pursuant to Section 12(g) of the Act:


     ---------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be Registered.

               The information set forth under "Description of Capital Stock--Common Stock" in the Registration Statement on Form S-18, as amended, filed by the Registrant with the Securities and Exchange Commission (File No. 33-10798c) is incorporated herein by reference.

Item 2.        Exhibits.

        a.     Annual Report of Form 10-KSB/A, as amended.

        b. Forms 10-QSB for the quarters ended February 29, 1996, May 31, 1996, and August 31, 1996.

        c. Definitive Proxy Statement for 1996 Annual Share holders' Meeting

4.1     Articles of Incorporation, as amended

4.2     By-Laws, as amended

5.      Specimen Common Stock Certificate

6.      1996 Annual Report to Shareholders



                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            MERITAGE HOSPITALITY GROUP INC.



Date:  October 11, 1996                     BY: /s/ Christopher B. Hewett
                                               --------------------------
                                               Christopher B. Hewett
                                               Title: President